Exhibit 99.1

NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS THIRD QUARTER 2014

NET INCOME OF $197 MILLION, OR $.23 PER COMMON SHARE

Average loans up 5% from prior year, driven by an

11% increase in commercial, financial and agricultural loans

Credit quality remains strong, with net loan charge-offs to average loans of .22%

Disciplined capital management with common share repurchases of $119 million

CLEVELAND, October 15, 2014 – KeyCorp (NYSE: KEY) today announced third quarter net income from continuing operations attributable to Key common shareholders of $197 million, or $.23 per common share, compared to $242 million, or $.27 per common share, for the second quarter of 2014, and $229 million, or $.25 per common share, for the third quarter of 2013. During the third quarter of 2014, Key incurred $35 million, or $.03 per common share, of costs related to both its efficiency initiative and a pension settlement charge, compared to $41 million, or $.03 per common share, during the third quarter of 2013.

For the nine months ended September 30, 2014, net income from continuing operations attributable to Key common shareholders was $671 million, or $.76 per common share, compared to $618 million, or $.67 per common share, for the same period one year ago. During the nine months ended September 30, 2014, Key incurred $69 million, or $.05 per common share, of costs related to both its efficiency initiative and a pension settlement charge, compared to $93 million, or $.06 per common share, during the nine months ended September 30, 2013.

“Key’s third quarter reflects solid results in our core businesses as we continue to execute on our relationship strategy, while remaining disciplined in managing risk and our strong capital position,” said Chairman and Chief Executive Officer Beth Mooney. “Compared with the same period last year, average loans increased 5%, driven by growth in commercial, financial and agricultural loans. We saw positive trends in several of our fee-based businesses, while we realized lower gains from principal investing and leveraged lease terminations. In the third quarter, the number of retail clients grew and we improved sales productivity across both the Community Bank and Corporate Bank. We also closed the acquisition of Pacific Crest Securities during the quarter, adding an important new industry vertical and underscoring our commitment to be the leading corporate and investment bank serving middle market clients.”

“Core expenses remained well-controlled and, excluding pension-related charges, were down from both the prior year and last quarter,” added Mooney. “Third quarter expenses also included efficiency-related charges, costs from the Pacific Crest Securities acquisition, and ongoing investments that we are making in our businesses.”

“Our focus on risk management continues to be reflected in our strong credit quality trends, as well as the quality of loans that we are generating,” continued Mooney. “Year-to-date net charge-offs are at historically low levels. Capital also remains a strength of our company. In the third quarter, our Tier 1 common equity ratio remained above 11%, while we continued to execute on our commitment to return capital to our shareholders through dividends and share repurchases. During the third quarter, we repurchased $119 million in common shares.”

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

THIRD QUARTER 2014 FINANCIAL RESULTS, from continuing operations

Compared to Third Quarter of 2013

•	Average loans up 4.7%, driven by a 10.9% growth in commercial, financial and agricultural loans

•	Average deposits up 3.6% due to commercial mortgage servicing acquisitions and growth in commercial deposits offsetting declines in certificates of deposit

•	Net interest income (taxable-equivalent) down $3 million, primarily due to lower earning asset yields

•	Noninterest income down $42 million, due to $27 million in lower operating lease income and other leasing gains mostly due to an early termination of a leveraged lease in the prior year, $8 million in lower principal investing gains, and a decline of $6 million in mortgage servicing fees due to lower special servicing fees, slightly offset by increases in noninterest income related to the recently-acquired Pacific Crest Securities

•	Noninterest expense down $12 million, reflecting $6 million in lower efficiency and pension-related charges, and a decrease in the provision for losses on lending-related commitments, slightly offset by expenses related to the recently-acquired Pacific Crest Securities

•	Asset quality improved, with net loan charge-offs to average loans declining from .28% to .22%

•	Disciplined capital management, repurchasing $119 million of common shares during the third quarter of 2014 and maintaining a top tier capital position with Tier 1 common equity of 11.26%

Compared to Second Quarter of 2014

•	Average loans up .3%, primarily driven by increases in real estate commercial mortgage loans

•	Average deposits up 1.9% due to the growth in commercial mortgage servicing and commercial client inflows offsetting declines in certificates of deposit

•	Net interest income (taxable-equivalent) up $2 million due to an increase in earning asset levels, higher loan fees, and more days in the quarter, which offset lower asset yields

•	Noninterest income down $38 million, primarily due to $18 million in lower principal investing gains, a decrease of $18 million in operating lease income and other leasing gains mostly due to the early termination of a leveraged lease in the prior quarter, and an $11 million reduction in investment banking and debt placement fees, slightly offset by increases in noninterest income related to the recently-acquired Pacific Crest Securities

•	Noninterest expense up $15 million, primarily due to $11 million in higher efficiency and pension-related charges, and expenses related to the recently-acquired Pacific Crest Securities

•	Asset quality remains strong, with net loan charge-offs to average loans flat to prior quarter and remaining well below the targeted range

Selected Financial Highlights

dollars in millions, except per share data				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Income (loss) from continuing operations attributable to Key common shareholders	$197	$242	$229	(18.6)%	(14.0)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.23	.27	.25	(14.8)	(8.0)
Return on average total assets from continuing operations	.92%	1.14%	1.12%	N/A	N/A
Tier 1 common equity (a)	11.26	11.25	11.17	N/A	N/A
Book value at period end	$11.77	$11.65	$11.05	1.0%	6.5%
Net interest margin (TE) from continuing operations	2.96%	2.98%	3.11%	N/A	N/A

(a)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

TE = Taxable Equivalent, N/A = Not Applicable

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Net interest income (TE)	$581	$579	$584	.3%	(.5)%
Noninterest income	417	455	459	(8.4)	(9.2)

Total revenue	$998	$1,034	$1,043	(3.5)%	(4.3)%

TE = Taxable Equivalent

Taxable-equivalent net interest income was $581 million for the third quarter of 2014, and the net interest margin was 2.96%. These results compare to taxable-equivalent net interest income of $584 million and a net interest margin of 3.11% for the third quarter of 2013. The decreases in net interest income and net interest margin were largely attributable to lower earning asset yields. The net interest margin was additionally impacted by higher levels of excess liquidity driven by commercial deposit growth. The decrease in net interest income was partially offset by higher loan levels, a more favorable mix of lower-cost deposits, and higher loan fees as the prior year had an early termination of a leveraged lease.

Compared to the second quarter of 2014, taxable-equivalent net interest income increased by $2 million, and the net interest margin declined by two basis points. The increase in net interest income was primarily due to higher asset levels and loan fees, a lower cost of funds as higher-rate certificates of deposit matured, and more days in the third quarter. The net interest margin was negatively impacted by higher levels of excess liquidity, and lower earning asset yields.

Noninterest Income

dollars in millions				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Trust and investment services income	$99	$94	$100	5.3%	(1.0)%
Investment banking and debt placement fees	88	99	86	(11.1)	2.3
Service charges on deposit accounts	68	66	73	3.0	(6.8)
Operating lease income and other leasing gains	17	35	44	(51.4)	(61.4)
Corporate services income	42	41	44	2.4	(4.5)
Cards and payments income	42	43	43	(2.3)	(2.3)
Corporate-owned life insurance income	26	28	26	(7.1)	—
Consumer mortgage income	3	2	3	50.0	—
Mortgage servicing fees	9	11	15	(18.2)	(40.0)
Net gains (losses) from principal investing	9	27	17	(66.7)	(47.1)
Other income	14	9	8	55.6	75.0

Total noninterest income	$417	$455	$459	(8.4)%	(9.2)%

Key’s noninterest income was $417 million for the third quarter of 2014, compared to $459 million for the year-ago quarter. Operating lease income and other leasing gains decreased $27 million as the prior year included the benefit of an early termination of a leveraged lease. Net gains from principal investing declined $8 million. Mortgage servicing fees decreased $6 million due to lower special servicing fees. These decreases were partially offset by an increase of $6 million in fee income related to the recently-acquired Pacific Crest Securities.

Compared to the second quarter of 2014, noninterest income decreased by $38 million. Operating lease income and other leasing gains declined $18 million, primarily due to a gain from the early termination of a leveraged lease in the second quarter. Net gains from principal investing decreased $18 million. Investment banking and debt placement fees decreased $11 million from the strong performance in the prior quarter. These decreases were partially offset by increases in trust and investment services income and in

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

other income of $5 million each. The current period included $6 million in fee income related to the recently-acquired Pacific Crest Securities.

Noninterest Expense

dollars in millions				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Personnel expense	$405	$389	$414	4.1%	(2.2)%
Nonpersonnel expense	299	300	302	(.3)	(1.0)

Total noninterest expense	$704	$689	$716	2.2%	(1.7)%

Key’s noninterest expense was $704 million for the third quarter of 2014, compared to $716 million for the same period last year. This decline reflects lower efficiency- and pension-related charges of $6 million. This decrease was slightly offset by $6 million of costs associated with the recently-acquired Pacific Crest Securities.

Compared to the second quarter of 2014, noninterest expense increased by $15 million. The increase in expenses reflected $11 million in higher efficiency- and pension-related charges. Other expense increased $4 million due to expenses related to low-income housing tax credit investments. The third quarter of 2014 included $6 million of expenses related to the recently-acquired Pacific Crest Securities.

BALANCE SHEET HIGHLIGHTS

As of September 30, 2014, Key had total assets of $89.8 billion compared to $91.8 billion at June 30, 2014, and $90.7 billion at September 30, 2013.

Average Loans

dollars in millions				Change 9-30-14 vs.
	9-30-14	6-30-14	9-30-13	6-30-14	9-30-13
Commercial, financial and agricultural (a)	$26,456	$26,444	$23,864	—	10.9%
Other commercial loans	13,317	13,186	13,281	1.0%	.3
Total home equity loans	10,658	10,627	10,611	.3	.4
Other consumer loans	5,365	5,354	5,515	.2	(2.7)

Total loans	$55,796	$55,611	$53,271	.3%	4.7%

(a)	Commercial, financial and agricultural average loan balances include $92 million, $95 million, and $96 million of assets from commercial credit cards at September 30, 2014, June 30, 2014, and September 30, 2013, respectively.

Average loans were $55.8 billion for the third quarter of 2014, an increase of $2.5 billion compared to the third quarter of 2013. The loan growth occurred primarily in the commercial, financial and agricultural portfolio, which increased $2.6 billion and was broad-based across Key’s commercial lines of business. Consumer loans remained relatively stable, as modest increases across Key’s core consumer loan portfolio, primarily home equity loans and direct term loans, were more than offset by run-off in Key’s designated consumer exit portfolio.

Compared to the second quarter of 2014, average loans increased by $185 million. Commercial loans increased $143 million with growth in real estate commercial mortgage loans offsetting decreases in commercial lease financing. Commercial, financial and agricultural loans were relatively flat to the linked quarter as most of the balance growth occurred towards the latter part of the third quarter, resulting in a larger increase in period-end loans. Modest consumer loan growth reflects growth in the core consumer loan portfolio during the third quarter, which offset a decrease in Key’s consumer exit portfolio.

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Average Deposits

dollars in millions				Change 9-30-14 vs.
	9-30-14	6-30-14	9-30-13	6-30-14	9-30-13
Non-time deposits (a)	$61,699	$60,066	$58,620	2.7%	5.3%
Certificates of deposit ($100,000 or more)	2,629	2,808	2,785	(6.4)	(5.6)
Other time deposits	3,413	3,587	3,957	(4.9)	(13.7)

Total deposits	$67,741	$66,461	$65,362	1.9%	3.6%

Cost of total deposits (a)	.16%	.18%	.22%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $67.7 billion for the third quarter of 2014, an increase of $2.4 billion compared to the year-ago quarter. Demand deposits increased by $1.9 billion, and NOW and money market deposit accounts increased $1.2 billion, mostly due to growth related to commercial client inflows as well as increases related to the commercial mortgage servicing business. These increases were partially offset by run-off in certificates of deposit.

Compared to the second quarter of 2014, average deposits, excluding deposits in foreign office, increased by $1.3 billion. Demand deposits were up $2.0 billion, driven by increases in escrow deposits in the commercial mortgage servicing business and inflows related to commercial clients. Interest-bearing deposits decreased $732 million from lower NOW and money market deposit accounts as a result of a decline in public deposits, and run-off in certificates of deposit.

ASSET QUALITY

dollars in millions				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Net loan charge-offs	$31	$30	$37	3.3%	(16.2)%
Net loan charge-offs to average total loans	.22%	.22%	.28%	N/A	N/A
Nonperforming loans at period end (a)	$401	$396	$541	1.3	(25.9)
Nonperforming assets at period end	418	410	579	2.0	(27.8)
Allowance for loan and lease losses	804	814	868	(1.2)	(7.4)
Allowance for loan and lease losses to nonperforming loans	200.5%	205.6%	160.4%	N/A	N/A
Provision (credit) for loan and lease losses	$21	$10	$28	110.0%	(25.0)%

(a)	Loan balances exclude $14 million, $15 million, and $18 million of purchased credit impaired loans at September 30, 2014, June 30, 2014, and September 30, 2013, respectively.

N/A = Not Applicable

Key’s provision for loan and lease losses was $21 million for the third quarter of 2014, compared to $10 million for the second quarter of 2014 and $28 million for the year-ago quarter. Key’s allowance for loan and lease losses was $804 million, or 1.43%, of total period-end loans at September 30, 2014, compared to 1.46% at June 30, 2014, and 1.62% at September 30, 2013.

Net loan charge-offs for the third quarter of 2014 totaled $31 million, or .22%, of average total loans. These results compare to $30 million, or .22%, for the second quarter of 2014, and $37 million, or .28%, for the same period last year.

At September 30, 2014, Key’s nonperforming loans totaled $401 million and represented .71% of period-end portfolio loans, compared to .71% at June 30, 2014, and 1.01% at September 30, 2013. Nonperforming assets at September 30, 2014, totaled $418 million and represented .74% of period-end portfolio loans and OREO and other nonperforming assets, compared to .74% at June 30, 2014, and 1.08% at September 30, 2013.

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at September 30, 2014.

Capital Ratios

	9-30-14	6-30-14	9-30-13
Tier 1 common equity (a), (b)	11.26%	11.25%	11.17%
Tier 1 risk-based capital (a)	12.00	11.99	11.92
Total risk based capital (a)	14.09	14.14	14.37
Tangible common equity to tangible assets (b)	10.29	10.15	9.93
Leverage (a)	11.18	11.24	11.33

(a)	9-30-14 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at September 30, 2014, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.26% and 12.00%, respectively. In addition, the tangible common equity ratio was 10.29% at September 30, 2014.

In October 2013, federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). While the Regulatory Capital Rules became effective January 1, 2014, the mandatory compliance date for Key as a “standardized approach” banking organization begins on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 as calculated under the Regulatory Capital Rules was 10.71% at September 30, 2014. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Shares outstanding at beginning of period	876,823	884,869	912,883	(.9)%	(4.0)%
Common shares repurchased	(8,830)	(7,824)	(16,364)	12.9	(46.0)
Shares reissued (returned) under employee benefit plans	484	(222)	1,302	N/M	(62.8)

Shares outstanding at end of period	868,477	876,823	897,821	(1.0)%	(3.3)%

As previously reported, Key’s 2014 CCAR capital plan includes common share repurchases of up to $542 million, which are expected to be executed through the first quarter of 2015. During the third quarter of 2014, Key completed $119 million of common share repurchases.

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Revenue from continuing operations (TE)
Key Community Bank	$559	$554	$584	.9%	(4.3)%
Key Corporate Bank	395	390	379	1.3	4.2
Other Segments	47	91	80	(48.4)	(41.3)

Total segments	1,001	1,035	1,043	(3.3)	(4.0)
Reconciling Items	(3)	(1)	—	N/M	N/M

Total	$998	$1,034	$1,043	(3.5)%	(4.3)%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$57	$54	$67	5.6%	(14.9)%
Key Corporate Bank	119	119	106	—	12.3
Other Segments	48	72	65	(33.3)	(26.2)

Total segments	224	245	238	(8.6)	(5.9)
Reconciling Items	(21)	2	(3)	N/M	N/M

Total	$203	$247	$235	(17.8)%	(13.6)%

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Summary of operations
Net interest income (TE)	$360	$362	$385	(.6)%	(6.5)%
Noninterest income	199	192	199	3.6	—

Total revenue (TE)	559	554	584	.9	(4.3)
Provision (credit) for loan and lease losses	31	23	24	34.8	29.2
Noninterest expense	437	445	453	(1.8)	(3.5)

Income (loss) before income taxes (TE)	91	86	107	5.8	(15.0)
Allocated income taxes (benefit) and TE adjustments	34	32	40	6.3	(15.0)

Net income (loss) attributable to Key	$57	$54	$67	5.6%	(14.9)%

Average balances
Loans and leases	$30,103	$30,034	$29,498	.2%	2.1%
Total assets	32,209	32,157	31,685	.2	1.7
Deposits	50,302	50,230	49,732	.1	1.1

Assets under management at period end	$39,249	$39,632	$35,982	(1.0)%	9.1%

TE = Taxable Equivalent

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Additional Key Community Bank Data

dollars in millions				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Noninterest income
Trust and investment services income	$74	$70	$74	5.7%	—
Service charges on deposit accounts	57	55	62	3.6	(8.1)%
Cards and payments income	38	38	36	—	5.6
Other noninterest income	30	29	27	3.4	11.1%

Total noninterest income	$199	$192	$199	3.6%	—

Average deposit balances
NOW and money market deposit accounts	$27,403	$27,577	$26,568	(.6)%	3.1%
Savings deposits	2,418	2,483	2,509	(2.6)	(3.6)
Certificates of deposit ($100,000 or more)	2,072	2,169	2,264	(4.5)	(8.5)
Other time deposits	3,406	3,580	3,950	(4.9)	(13.8)
Deposits in foreign office	320	294	278	8.8	15.1
Noninterest-bearing deposits	14,683	14,127	14,163	3.9	3.7

Total deposits	$50,302	$50,230	$49,732	.1%	1.1%

Home equity loans
Average balance	$10,368	$10,321	$10,247
Weighted-average loan-to-value ratio (at date of origination)	71%	71%	71%
Percent first lien positions	59	59	58
Other data
Branches	997	1,009	1,044
Automated teller machines	1,290	1,311	1,350

Key Community Bank Summary of Operations

•	Average loan and lease balances up 2.1% from prior year

•	Average core deposits up 1.5% from prior year

•	Net income attributable to Key Community Bank down 14.9% from the prior year

Key Community Bank recorded net income attributable to Key of $57 million for the third quarter of 2014, compared to net income attributable to Key of $67 million for the year-ago quarter.

Taxable-equivalent net interest income decreased by $25 million, or 6.5%, from the third quarter of 2013. Average loans and leases grew 2.1% while average core deposits increased 1.5% from one year ago. However, these volume-related increases were offset by declines in the deposit spread as a result of the continued low-rate environment.

Noninterest income was flat at $199 million from the year-ago quarter. Service charges on deposit accounts declined $5 million due to lower maintenance fees and overdraft charges. This decrease was offset by increases of $2 million in cards and payments income and $3 million in other noninterest income.

The provision for loan and lease losses increased by $7 million, or 29.2%, from the third quarter of 2013. Net loan charge-offs increased $1 million from the same period one year ago.

Noninterest expense declined by $16 million, or 3.5%, from the year-ago quarter as a result of Key’s efficiency initiative. Personnel expense remained flat compared to the third quarter of 2013. Nonpersonnel expense decreased $16 million primarily due to a credit to the provision for unfunded commitments and declines in outside loan servicing and internally-allocated costs.

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Key Corporate Bank

dollars in millions				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Summary of operations
Net interest income (TE)	$212	$207	$196	2.4%	8.2%
Noninterest income	183	183	183	—	—

Total revenue (TE)	395	390	379	1.3	4.2
Provision (credit) for loan and lease losses	(5)	—	12	N/M	N/M
Noninterest expense	212	203	203	4.4	4.4

Income (loss) before income taxes (TE)	188	187	164	.5	14.6
Allocated income taxes and TE adjustments	69	66	58	4.5	19.0

Net income (loss)	119	121	106	(1.7)%	12.3
Less: Net income (loss) attributable to noncontrolling interests	—	2	—	N/M	N/M

Net income (loss) attributable to Key	$119	$119	$106	—	12.3%

Average balances
Loans and leases	$22,700	$22,353	$19,946	1.6%	13.8%
Loans held for sale	481	429	422	12.1	14.0
Total assets	26,460	26,182	23,739	1.1	11.5
Deposits	17,310	16,042	16,044	7.9	7.9
Assets under management at period end	$34	$37	$128	(8.1)%	(73.4)%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 3Q14 vs.
	3Q14	2Q14	3Q13	2Q14	3Q13
Noninterest income
Trust and investment services income	$25	$24	$26	4.2%	(3.8)%
Investment banking and debt placement fees	86	97	85	(11.3)	1.2
Operating lease income and other leasing gains	14	11	13	27.3	7.7

Corporate services income	30	30	32	—	(6.3)
Service charges on deposit accounts	11	11	11	—	—
Cards and payments income	4	5	7	(20.0)	(42.9)

Payments and services income	45	46	50	(2.2)	(10.0)
Mortgage servicing fees	9	11	15	(18.2)%	(40.0)%
Other noninterest income	4	(6)	(6)	N/M	N/M

Total noninterest income	$183	$183	$183	—	—

N/M = Not Meaningful

Key Corporate Bank Summary of Operations

•	Completed the acquisition of Pacific Crest Securities, adding an important new industry vertical

•	Average loan and lease balances up 13.8% from the prior year

•	Average deposits up 7.9% from the prior year

Key Corporate Bank recorded net income attributable to Key of $119 million for the third quarter of 2014, compared to $106 million for the same period one year ago.

Taxable-equivalent net interest income increased by $16 million, or 8.2%, compared to the third quarter of 2013. Average earning assets increased $3.0 billion, or 13.8%, from the year-ago quarter, primarily driven by loan growth in commercial, financial and agricultural and real estate commercial mortgage. This growth in earning assets drove an increase of $9 million in earning asset spread. Average deposit balances increased $1.3 billion, or 7.9%, from the year-ago quarter, driven by commercial mortgage servicing acquisitions and other

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

commercial client inflows. This growth in deposit balances drove an increase of $3 million in deposit and borrowing spread.

Noninterest income was flat from the prior year. The recently-acquired Pacific Crest Securities added $6 million. Other noninterest income increased $10 million due to higher trading income and miscellaneous gains on sale. Offsetting these increases were declines in mortgage servicing fees due to lower special servicing fees, and decreases in cards and payments income, corporate services income, and other noninterest income items.

The provision for loan and lease losses decreased $17 million compared to the third quarter of 2013. Net loan recoveries were less than $1 million for the third quarter of 2014 compared to net loan charge-offs of $6 million for the same period one year ago.

Noninterest expense increased by $9 million, or 4.4%, from the third quarter of 2013. There were $6 million in costs related to the recently-acquired Pacific Crest Securities, and higher expenses related to low-income housing tax credit investments.

Other Segments

Other Segments consist of Corporate Treasury, Community Development, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $48 million for the third quarter of 2014, compared to net income attributable to Key of $65 million for the same period last year. These results were primarily attributable to a decrease of $27 million in operating lease income and other leasing gains due to the early termination of a leveraged lease in the prior year. Net gains (losses) from principal investing also decreased $8 million from the prior year.

Discontinued Operations

Discontinued Operations consists of Education Lending, Victory Capital Management and Victory Capital Advisors, and Austin Capital Management, Ltd. During the third quarter of 2014, Key sold the residual interests in its nine education loan securitization trusts to a third party and retained the servicing for the loans associated with these securitization trusts. For the three months ended September 30, 2014, net income from discontinued operations for Education Lending was $4 million, which included the impact of the sale of the residual interests.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $89.8 billion at September 30, 2014.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 12 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news

Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Matt Gardner
216.689.8334
Matt_Gardner@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, and profitability. Forward-looking statements can be identified by words such as “outlook,” “goal,” “objective,” “plan,” “expect,” “anticipate,” “intend,” “project,” “believe,” or “estimate.” Forward-looking statements represent management’s current expectations and forecasts regarding future events. If underlying assumptions prove to be inaccurate or unknown risks or uncertainties arise, actual results could vary materially from these projections or expectations. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2013, which has been filed with the Securities and Exchange Commission and is available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, changes in local, regional and international business, economic or political conditions, and the extensive and increasing regulation of the U.S. financial services industry. Forward looking statements speak only as of the date they are made and Key does not undertake any obligation to update the forward-looking statements to reflect new information or future events.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Wednesday, October 15, 2014. An audio replay of the call will be available through October 22, 2014.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

KeyCorp

Third Quarter 2014

Financial Supplement

Page

13	Financial Highlights

15	GAAP to Non-GAAP Reconciliation

18	Consolidated Balance Sheets

19	Consolidated Statements of Income

20	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

22	Noninterest Expense

22	Personnel Expense

23	Loan Composition

23	Loans Held for Sale Composition

23	Summary of Changes in Loans Held for Sale

24	Exit Loan Portfolio From Continuing Operations

24	Asset Quality Statistics From Continuing Operations

25	Summary of Loan and Lease Loss Experience From Continuing Operations

26	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

27	Summary of Changes in Nonperforming Loans From Continuing Operations

27	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations

27	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

28	Line of Business Results

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	9-30-14	6-30-14	9-30-13

Summary of operations
Net interest income (TE)	$581	$579	$584
Noninterest income	417	455	459

Total revenue (TE)	998	1,034	1,043
Provision (credit) for loan and lease losses	21	10	28
Noninterest expense	704	689	716
Income (loss) from continuing operations attributable to Key	203	247	235
Income (loss) from discontinued operations, net of taxes (a)	7	(28)	37
Net income (loss) attributable to Key	210	219	272

Income (loss) from continuing operations attributable to Key common shareholders	$197	$242	$229
Income (loss) from discontinued operations, net of taxes (a)	7	(28)	37
Net income (loss) attributable to Key common shareholders	204	214	266

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.28	$.25
Income (loss) from discontinued operations, net of taxes (a)	.01	(.03)	.04
Net income (loss) attributable to Key common shareholders (b)	.24	.24	.29

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.23	.27	.25
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	.01	(.03)	.04
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.23	.24	.29

Cash dividends paid	.065	.065	.055
Book value at period end	11.77	11.65	11.05
Tangible book value at period end	10.49	10.50	9.92
Market price at period end	13.33	14.33	11.40

Performance ratios
From continuing operations:
Return on average total assets	.92%	1.14%	1.12%
Return on average common equity	7.68	9.55	9.13
Return on average tangible common equity (c)	8.55	10.60	10.18
Net interest margin (TE)	2.96	2.98	3.11
Cash efficiency ratio (c)	69.5	65.8	67.5

From consolidated operations:
Return on average total assets	.91%	.96%	1.22%
Return on average common equity	7.95	8.44	10.61
Return on average tangible common equity (c)	8.85	9.37	11.82
Net interest margin (TE)	2.94	2.94	3.06
Loan to deposit (d)	87.4	87.1	83.8

Capital ratios at period end
Key shareholders’ equity to assets	11.71%	11.44%	11.25%
Key common shareholders’ equity to assets	11.38	11.13	10.94
Tangible common equity to tangible assets (c)	10.29	10.15	9.93
Tier 1 common equity (c), (e)	11.26	11.25	11.17
Tier 1 risk-based capital (e)	12.00	11.99	11.92
Total risk-based capital (e)	14.09	14.14	14.37
Leverage (e)	11.18	11.24	11.33

Asset quality — from continuing operations
Net loan charge-offs	$31	$30	$37
Net loan charge-offs to average loans	.22%	.22%	.28%
Allowance for loan and lease losses	$804	$814	$868
Allowance for credit losses	839	851	908
Allowance for loan and lease losses to period-end loans	1.43%	1.46%	1.62%
Allowance for credit losses to period-end loans	1.49	1.53	1.69
Allowance for loan and lease losses to nonperforming loans	200.5	205.6	160.4
Allowance for credit losses to nonperforming loans	209.2	214.9	167.8
Nonperforming loans at period end (f)	$401	$396	$541
Nonperforming assets at period end	418	410	579
Nonperforming loans to period-end portfolio loans	.71%	.71%	1.01%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.74	.74	1.08

Trust and brokerage assets
Assets under management	$39,283	$39,669	$36,110
Nonmanaged and brokerage assets	48,273	48,728	38,525

Other data
Average full-time equivalent employees	13,905	13,867	14,555
Branches	997	1,009	1,044

Taxable-equivalent adjustment	$6	$6	$6

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Financial Highlights (continued)

(dollars in millions, except per share amounts)

	Nine months ended
	9-30-14	9-30-13
Summary of operations
Net interest income (TE)	$1,729	$1,759
Noninterest income	1,307	1,313

Total revenue (TE)	3,036	3,072
Provision (credit) for loan and lease losses	37	111
Noninterest expense	2,055	2,108
Income (loss) from continuing operations attributable to Key	688	635
Income (loss) from discontinued operations, net of taxes (a)	(17)	45
Net income (loss) attributable to Key	671	680

Income (loss) from continuing operations attributable to Key common shareholders	$671	$618
Income (loss) from discontinued operations, net of taxes (a)	(17)	45
Net income (loss) attributable to Key common shareholders	654	663

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.77	$.68
Income (loss) from discontinued operations, net of taxes (a)	(.02)	.05
Net income (loss) attributable to Key common shareholders (b)	.75	.73

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.76	.67
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	(.02)	.05
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.74	.72

Cash dividends paid	.185	.16

Performance ratios
From continuing operations:
Return on average total assets	1.06%	1.02%
Return on average common equity	8.84	8.27
Return on average tangible common equity (c)	9.83	9.22
Net interest margin (TE)	2.98	3.16
Cash efficiency ratio (c)	66.7	67.5

From consolidated operations:
Return on average total assets	.99%	1.03%
Return on average common equity	8.62	8.88
Return on average tangible common equity (c)	9.58	9.89
Net interest margin (TE)	2.94	3.10

Asset quality — from continuing operations
Net loan charge-offs	$81	$131
Net loan charge-offs to average total loans	.20%	.33%

Other data
Average full-time equivalent employees	13,942	14,980

Taxable-equivalent adjustment	$18	$17

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts for periods prior to September 30, 2014) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	9-30-14 ratio is estimated.
(f)	Loan balances exclude $14 million, $15 million, and $18 million of purchased credit impaired loans at September 30, 2014, June 30, 2014, and September 30, 2013, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities, and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		Three months ended
		9-30-14	6-30-14	9-30-13
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)		$10,509	$10,504	$10,206
Less:	Intangible assets (a)	1,105	1,008	1,017
	Preferred Stock, Series A (b)	282	282	282

	Tangible common equity (non-GAAP)	$9,122	$9,214	$8,907

Total assets (GAAP)		$89,770	$91,798	$90,708
Less:	Intangible assets (a)	1,105	1,008	1,017

	Tangible assets (non-GAAP)	$88,665	$90,790	$89,691

Tangible common equity to tangible assets ratio (non-GAAP)		10.29%	10.15%	9.93%

Tier 1 common equity at period end
Key shareholders’ equity (GAAP)		$10,509	$10,504	$10,206
Qualifying capital securities		340	339	340
Less:	Goodwill	1,051	979	979
	Accumulated other comprehensive income (loss) (c)	(366)	(328)	(409)
	Other assets (d)	110	86	96

	Total Tier 1 capital (regulatory)	10,054	10,106	9,880
Less:	Qualifying capital securities	340	339	340
	Preferred Stock, Series A (b)	282	282	282

	Total Tier 1 common equity (non-GAAP)	$9,432	$9,485	$9,258

Net risk-weighted assets (regulatory) (e)		$83,787	$84,287	$82,913

Tier 1 common equity ratio (non-GAAP) (e)		11.26%	11.25%	11.17%

Pre-provision net revenue
Net interest income (GAAP)		$575	$573	$578
Plus:	Taxable-equivalent adjustment	6	6	6
	Noninterest income (GAAP)	417	455	459
Less:	Noninterest expense (GAAP)	704	689	716

Pre-provision net revenue from continuing operations (non-GAAP)		$294	$345	$327

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

		Three months ended
		9-30-14	6-30-14	9-30-13
Average tangible common equity
Average Key shareholders’ equity (GAAP)		$10,473	$10,459	$10,237
Less:	Intangible assets (average) (f)	1,037	1,010	1,019
	Preferred Stock, Series A (average)	291	291	291

	Average tangible common equity (non-GAAP)	$9,145	$9,158	$8,927

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$197	$242	$229
Average tangible common equity (non-GAAP)		9,145	9,158	8,927

Return on average tangible common equity from continuing operations (non-GAAP)		8.55%	10.60%	10.18%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$204	$214	$266
Average tangible common equity (non-GAAP)		9,145	9,158	8,927

Return on average tangible common equity consolidated (non-GAAP)		8.85%	9.37%	11.82%

Cash efficiency ratio
Noninterest expense (GAAP)		$704	$689	$716
Less:	Intangible asset amortization (GAAP)	10	9	12

	Adjusted noninterest expense (non-GAAP)	$694	$680	$704

Net interest income (GAAP)		$575	$573	$578
Plus:	Taxable-equivalent adjustment	6	6	6
	Noninterest income (GAAP)	417	455	459

	Total taxable-equivalent revenue (non-GAAP)	$998	$1,034	$1,043

Cash efficiency ratio (non-GAAP)		69.5%	65.8%	67.5%

		Three months ended
		9-30-14	6-30-14
Common Equity Tier 1 under the Regulatory Capital Rules (estimates)
Tier 1 common equity under current regulatory rules		$9,432	$9,485
Adjustments from current regulatory rules to the Regulatory Capital Rules:
	Deferred tax assets and other (g)	(99)	(108)

	Common Equity Tier 1 anticipated under the Regulatory Capital Rules (h)	$9,333	$9,377

Net risk-weighted assets under current regulatory rules		$83,787	$84,287
Adjustments from current regulatory rules to the Regulatory Capital Rules:
	Loan commitments less than one year	1,018	1,004
	Past due loans	128	128
	Mortgage servicing assets (i)	470	484
	Deferred tax assets (i)	252	177
	Other	1,519	1,519

	Total risk-weighted assets anticipated under the Regulatory Capital Rules (h)	$87,174	$87,599

Common Equity Tier 1 ratio under the Regulatory Capital Rules		10.71%	10.70%

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

		Nine months ended
		9-30-14	9-30-13
Pre-provision net revenue
Net interest income (GAAP)		$1,711	$1,742
Plus:	Taxable-equivalent adjustment	18	17
	Noninterest income (GAAP)	1,307	1,313
Less:	Noninterest expense (GAAP)	2,055	2,108

Pre-provision net revenue from continuing operations (non-GAAP)		$981	$964

Average tangible common equity
Average Key shareholders’ equity (GAAP)		$10,435	$10,277
Less:	Intangible assets (average) (j)	1,020	1,023
	Preferred Stock, Series A (average)	291	291

	Average tangible common equity (non-GAAP)	$9,124	$8,963

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$671	$618
Average tangible common equity (non-GAAP)		9,124	8,963
Return on average tangible common equity from continuing operations (non-GAAP)		9.83%	9.22%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$654	$663
Average tangible common equity (non-GAAP)		9,124	8,963

Return on average tangible common equity consolidated (non-GAAP)		9.58%	9.89%

Cash efficiency ratio
Noninterest expense (GAAP)		$2,055	$2,108
Less:	Intangible asset amortization (GAAP)	29	34

	Adjusted noninterest expense (non-GAAP)	$2,026	$2,074

Net interest income (GAAP)		$1,711	$1,742
Plus:	Taxable-equivalent adjustment	18	17
	Noninterest income (GAAP)	1,307	1,313

	Total taxable-equivalent revenue (non-GAAP)	$3,036	$3,072

Cash efficiency ratio (non-GAAP)		66.7%	67.5%

(a)	For the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, intangible assets exclude $72 million, $79 million, and $99 million, respectively, of period-end purchased credit card receivables.
(b)	Net of capital surplus.
(c)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(d)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at September 30, 2014, June 30, 2014, and September 30, 2013.
(e)	9-30-14 amount is estimated.
(f)	For the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, average intangible assets exclude $76 million, $82 million, and $103 million, respectively, of average purchased credit card receivables.
(g)	Includes the deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards, as well as the deductible portion of purchased credit card receivables.
(h)	The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”
(i)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.
(j)	For the nine months ended September 30, 2014, and September 30, 2013, average intangible assets exclude $82 million and $110 million, respectively, of average purchased credit card receivables.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Consolidated Balance Sheets

(dollars in millions)

	9-30-14	6-30-14	9-30-13
Assets
Loans	$56,155	$55,600	$53,597
Loans held for sale	784	435	699
Securities available for sale	12,245	12,224	12,606
Held-to-maturity securities	4,997	5,233	4,835
Trading account assets	965	890	806
Short-term investments	2,342	3,176	3,535
Other investments	822	899	1,007

Total earning assets	78,310	78,457	77,085
Allowance for loan and lease losses	(804)	(814)	(868)
Cash and due from banks	651	604	748
Premises and equipment	832	844	890
Operating lease assets	304	306	293
Goodwill	1,051	979	979
Other intangible assets	126	108	137
Corporate-owned life insurance	3,456	3,438	3,384
Derivative assets	413	549	475
Accrued income and other assets	3,010	3,090	2,747
Discontinued assets	2,421	4,237	4,838

Total assets	$89,770	$91,798	$90,708

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$33,941	$33,637	$33,132
Savings deposits	2,390	2,450	2,489
Certificates of deposit ($100,000 or more)	2,533	2,743	2,698
Other time deposits	3,338	3,505	3,833

Total interest-bearing deposits	42,202	42,335	42,152
Noninterest-bearing deposits	25,697	24,781	25,778
Deposits in foreign office — interest-bearing	557	683	605

Total deposits	68,456	67,799	68,535
Federal funds purchased and securities sold under repurchase agreements	657	1,213	1,455
Bank notes and other short-term borrowings	996	521	466
Derivative liabilities	384	451	450
Accrued expense and other liabilities	1,537	1,400	1,375
Long-term debt	7,172	8,213	6,154
Discontinued liabilities	42	1,680	2,037

Total liabilities	79,244	81,277	80,472

Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	3,984	3,987	4,029
Retained earnings	8,105	7,950	7,431
Treasury stock, at cost	(2,563)	(2,452)	(2,193)
Accumulated other comprehensive income (loss)	(325)	(289)	(369)

Key shareholders’ equity	10,509	10,504	10,206
Noncontrolling interests	17	17	30

Total equity	10,526	10,521	10,236

Total liabilities and equity	$89,770	$91,798	$90,708

Common shares outstanding (000)	868,477	876,823	897,821

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended			Nine months ended
	9-30-14	6-30-14	9-30-13	9-30-14	9-30-13
Interest income
Loans	$531	$526	$532	$1,576	$1,619
Loans held for sale	4	5	5	13	14
Securities available for sale	67	71	76	210	236
Held-to-maturity securities	25	23	22	70	60
Trading account assets	6	7	5	19	15
Short-term investments	2	1	1	4	4
Other investments	4	6	6	16	23

Total interest income	639	639	647	1,908	1,971

Interest expense
Deposits	28	31	37	91	124
Federal funds purchased and securities sold under repurchase agreements	1	—	1	2	2
Bank notes and other short-term borrowings	2	2	2	6	5
Long-term debt	33	33	29	98	98

Total interest expense	64	66	69	197	229

Net interest income	575	573	578	1,711	1,742
Provision (credit) for loan and lease losses	21	10	28	37	111

Net interest income (expense) after provision for loan and lease losses	554	563	550	1,674	1,631

Noninterest income
Trust and investment services income	99	94	100	291	295
Investment banking and debt placement fees	88	99	86	271	249
Service charges on deposit accounts	68	66	73	197	213
Operating lease income and other leasing gains	17	35	44	81	91
Corporate services income	42	41	44	125	132
Cards and payments income	42	43	43	123	122
Corporate-owned life insurance income	26	28	26	80	87
Consumer mortgage income	3	2	3	7	16
Mortgage servicing fees	9	11	15	35	36
Net gains (losses) from principal investing	9	27	17	60	32
Other income (a)	14	9	8	37	40

Total noninterest income	417	455	459	1,307	1,313

Noninterest expense
Personnel	405	389	414	1,182	1,211
Net occupancy	66	68	66	198	202
Computer processing	39	41	38	118	116
Business services and professional fees	36	41	37	118	109
Equipment	25	24	25	73	78
Operating lease expense	11	10	14	31	37
Marketing	15	13	16	33	33
FDIC assessment	9	6	7	21	23
Intangible asset amortization	10	9	12	29	34
Provision (credit) for losses on lending-related commitments	(2)	2	3	(2)	11
OREO expense, net	1	1	1	3	5
Other expense	89	85	83	251	249

Total noninterest expense	704	689	716	2,055	2,108

Income (loss) from continuing operations before income taxes	267	329	293	926	836
Income taxes	64	76	59	232	201

Income (loss) from continuing operations	203	253	234	694	635
Income (loss) from discontinued operations, net of taxes	7	(28)	37	(17)	45

Net income (loss)	210	225	271	677	680
Less: Net income (loss) attributable to noncontrolling interests	—	6	(1)	6	—

Net income (loss) attributable to Key	$210	$219	$272	$671	$680

Income (loss) from continuing operations attributable to Key common shareholders	$197	$242	$229	$671	$618
Net income (loss) attributable to Key common shareholders	204	214	266	654	663

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.28	$.25	$.77	$.68
Income (loss) from discontinued operations, net of taxes	.01	(.03)	.04	(.02)	.05
Net income (loss) attributable to Key common shareholders (b)	.24	.24	.29	.75	.73

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.23	$.27	$.25	$.76	$.67
Income (loss) from discontinued operations, net of taxes	.01	(.03)	.04	(.02)	.05
Net income (loss) attributable to Key common shareholders (b)	.23	.24	.29	.74	.72

Cash dividends declared per common share	$.065	$.065	$.055	$.185	$.16

Weighted-average common shares outstanding (000)	867,350	875,298	901,904	875,728	911,918
Effect of convertible preferred stock	—	20,602	—	—	—
Effect of common share options and other stock awards	6,772	6,237	6,349	6,723	5,661

Weighted-average common shares and potential common shares outstanding (000) (c)	874,122	902,137	908,253	882,451	917,579

(a)	For each of the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, net securities gains (losses) totaled less than $1 million. For the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, Key did not have any impairment losses related to securities.
(b)	Earnings per share may not foot due to rounding.
(c)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Third Quarter 2014			Second Quarter 2014			Third Quarter 2013
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$26,456	$218	3.28%	$26,444	$219	3.31%	$23,864	$213	3.54%
Real estate — commercial mortgage	8,142	78	3.79	7,880	74	3.79	7,575	77	4.06
Real estate — construction	1,030	10	3.78	1,049	11	4.03	1,073	12	4.24
Commercial lease financing	4,145	38	3.66	4,257	38	3.54	4,633	36	3.14

Total commercial loans	39,773	344	3.44	39,630	342	3.45	37,145	338	3.61
Real estate — residential mortgage	2,204	24	4.35	2,189	24	4.41	2,193	25	4.43
Home equity:
Key Community Bank	10,368	102	3.91	10,321	100	3.92	10,247	101	3.92
Other	290	6	7.80	306	6	7.80	364	7	7.72

Total home equity loans	10,658	108	4.01	10,627	106	4.03	10,611	108	4.05
Consumer other — Key Community Bank	1,534	26	6.87	1,479	26	6.97	1,435	26	7.24
Credit cards	716	20	11.12	702	18	10.39	700	21	11.77
Consumer other:
Marine	856	13	6.23	926	15	6.18	1,120	17	6.26
Other	55	2	7.63	58	1	8.09	67	2	8.72

Total consumer other	911	15	6.32	984	16	6.29	1,187	19	6.40

Total consumer loans	16,023	193	4.78	15,981	190	4.77	16,126	199	4.93

Total loans	55,796	537	3.82	55,611	532	3.83	53,271	537	4.00
Loans held for sale	502	4	3.87	458	5	4.14	456	5	4.06
Securities available for sale (b), (e)	11,939	67	2.25	12,408	71	2.30	12,926	77	2.37
Held-to-maturity securities (b)	5,108	25	1.90	4,973	23	1.87	4,796	22	1.84
Trading account assets	893	6	2.68	985	7	2.80	747	5	2.52
Short-term investments	3,048	2	.19	2,475	1	.17	1,615	1	.20
Other investments (e)	847	4	2.12	888	6	2.64	1,022	6	2.67

Total earning assets	78,133	645	3.30	77,798	645	3.31	74,833	653	3.49
Allowance for loan and lease losses	(809)			(824)			(873)
Accrued income and other assets	9,799			9,767			9,549
Discontinued assets	4,138			4,341			5,061

Total assets	$91,261			$91,082			$88,570

Liabilities
NOW and money market deposit accounts	$33,969	12	.14	$34,283	11	.14	$32,736	13	.15
Savings deposits	2,428	1	.02	2,493	—	.03	2,520	—	.04
Certificates of deposit ($100,000 or more) (f)	2,629	8	1.23	2,808	10	1.39	2,785	12	1.67
Other time deposits	3,413	7	.83	3,587	9	.98	3,957	12	1.24
Deposits in foreign office	595	—	.23	662	1	.23	621	—	.20

Total interest-bearing deposits	43,034	28	.26	43,833	31	.28	42,619	37	.35
Federal funds purchased and securities sold under repurchase agreements	1,176	1	.19	1,470	—	.19	1,837	1	.08
Bank notes and other short-term borrowings	484	2	1.79	545	2	1.54	383	2	1.98
Long-term debt (f), (g)	4,868	33	2.88	5,476	33	2.51	3,504	29	3.41

Total interest-bearing liabilities	49,562	64	.52	51,324	66	.52	48,343	69	.56

Noninterest-bearing deposits	25,302			23,290			23,364
Accrued expense and other liabilities	1,768			1,654			1,626
Discontinued liabilities (g)	4,138			4,341			4,968

Total liabilities	80,770			80,609			78,301
Equity
Key shareholders’ equity	10,473			10,459			10,237
Noncontrolling interests	18			14			32

Total equity	10,491			10,473			10,269

Total liabilities and equity	$91,261			$91,082			$88,570

Interest rate spread (TE)			2.78%			2.79%			2.93%

Net interest income (TE) and net interest margin (TE)		581	2.96%		579	2.98%		584	3.11%

TE adjustment (b)		6			6			6

Net interest income, GAAP basis		$575			$573			$578

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $92 million, $95 million, and $96 million of assets from commercial credit cards for the three months ended September 30, 2014, June 30, 2014, and September 30, 2013, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	Nine months ended September 30, 2014			Nine months ended September 30, 2013
	Average Balance	Interest (a)	Yield/Rate (a)	Average Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)

Commercial, financial and agricultural (d)	$26,100	$643	3.29%	$23,556	$643	3.65%
Real estate — commercial mortgage	7,944	226	3.81	7,561	234	4.15
Real estate — construction	1,056	33	4.13	1,053	34	4.27
Commercial lease financing	4,280	118	3.67	4,740	131	3.68

Total commercial loans	39,380	1,020	3.46	36,910	1,042	3.77
Real estate — residential mortgage	2,193	72	4.40	2,181	74	4.51
Home equity:
Key Community Bank	10,332	302	3.92	10,011	295	3.94
Other	307	18	7.79	388	22	7.69

Total home equity loans	10,639	320	4.03	10,399	317	4.08
Consumer other — Key Community Bank	1,484	77	6.96	1,390	77	7.38
Credit cards	706	58	10.93	700	63	12.10
Consumer other:
Marine	926	43	6.20	1,212	57	6.27
Other	60	4	7.75	75	5	8.40

Total consumer other	986	47	6.29	1,287	62	6.39

Total consumer loans	16,008	574	4.79	15,957	593	4.95

Total loans	55,388	1,594	3.85	52,867	1,635	4.14
Loans held for sale	469	13	3.79	479	14	3.75
Securities available for sale (b), (e)	12,229	210	2.29	12,766	237	2.52
Held-to-maturity securities (b)	4,950	70	1.87	4,256	60	1.88
Trading account assets	953	19	2.66	735	15	2.74
Short-term investments	2,672	4	.18	2,440	4	.22
Other investments (e)	890	16	2.45	1,043	23	2.96

Total earning assets	77,551	1,926	3.31	74,586	1,988	3.56
Allowance for loan and lease losses	(825)			(886)
Accrued income and other assets	9,786			9,727
Discontinued assets	4,323			5,124

Total assets	$90,835			$88,551

Liabilities
NOW and money market deposit accounts	$34,105	35	.14	$32,513	41	.17
Savings deposits	2,466	1	.03	2,513	1	.05
Certificates of deposit ($100,000 or more) (f)	2,731	28	1.38	2,890	39	1.82
Other time deposits	3,558	26	.96	4,202	42	1.34
Deposits in foreign office	639	1	.23	550	1	.23

Total interest-bearing deposits	43,499	91	.28	42,668	124	.39
Federal funds purchased and securities sold under repurchase agreements	1,371	2	.18	1,865	2	.12
Bank notes and other short-term borrowings	538	6	1.65	379	5	1.86
Long-term debt (f), (g)	5,169	98	2.65	4,187	98	3.39

Total interest-bearing liabilities	50,577	197	.52	49,099	229	.63

Noninterest-bearing deposits	23,760			22,361
Accrued expense and other liabilities	1,724			1,692
Discontinued liabilities (g)	4,323			5,089

Total liabilities	80,384			78,241
Equity
Key shareholders’ equity	10,435			10,277
Noncontrolling interests	16			33

Total equity	10,451			10,310

Total liabilities and equity	$90,835			$88,551

Interest rate spread (TE)			2.79%			2.93%

Net interest income (TE) and net interest margin (TE)		1,729	2.98%		1,759	3.16%

TE adjustment (b)		18			17

Net interest income, GAAP basis		$1,711			$1,742

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balances include $94 million and $95 million of assets from commercial credit cards for the nine months ended September 30, 2014, and September 30, 2013, respectively.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Noninterest Expense

(dollars in millions)

	Three months ended			Nine months ended
	9-30-14	6-30-14	9-30-13	9-30-14	9-30-13
Personnel (a)	$405	$389	$414	$1,182	$1,211
Net occupancy	66	68	66	198	202
Computer processing	39	41	38	118	116
Business services and professional fees	36	41	37	118	109
Equipment	25	24	25	73	78
Operating lease expense	11	10	14	31	37
Marketing	15	13	16	33	33
FDIC assessment	9	6	7	21	23
Intangible asset amortization	10	9	12	29	34
Provision (credit) for losses on lending-related commitments	(2)	2	3	(2)	11
OREO expense, net	1	1	1	3	5
Other expense	89	85	83	251	249

Total noninterest expense	$704	$689	$716	$2,055	$2,108

Average full-time equivalent employees (b)	13,905	13,867	14,555	13,942	14,980

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended			Nine months ended
	9-30-14	6-30-14	9-30-13	9-30-14	9-30-13
Salaries	$226	$224	$222	$670	$671
Technology contract labor, net	12	14	19	43	56
Incentive compensation	79	81	81	232	231
Employee benefits	71	50	78	184	193
Stock-based compensation	10	10	8	31	27
Severance	7	10	6	22	33

Total personnel expense	$405	$389	$414	$1,182	$1,211

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Loan Composition

(dollars in millions)

				Percent change 9-30-14 vs.
	9-30-14	6-30-14	9-30-13	6-30-14	9-30-13
Commercial, financial and agricultural (a)	$26,683	$26,327	$24,317	1.4%	9.7%
Commercial real estate:
Commercial mortgage	8,276	7,946	7,544	4.2	9.7
Construction	1,036	1,047	1,058	(1.1)	(2.1)

Total commercial real estate loans	9,312	8,993	8,602	3.5	8.3
Commercial lease financing (b)	4,135	4,241	4,550	(2.5)	(9.1)

Total commercial loans	40,130	39,561	37,469	1.4	7.1
Residential — prime loans:
Real estate — residential mortgage	2,213	2,189	2,198	1.1	.7
Home equity:
Key Community Bank	10,380	10,379	10,285	—	.9
Other	283	300	353	(5.7)	(19.8)

Total home equity loans	10,663	10,679	10,638	(.1)	.2

Total residential — prime loans	12,876	12,868	12,836	.1	.3
Consumer other — Key Community Bank	1,546	1,514	1,440	2.1	7.4
Credit cards	724	718	698	.8	3.7
Consumer other:
Marine	828	888	1,083	(6.8)	(23.5)
Other	51	51	71	—	(28.2)

Total consumer other	879	939	1,154	(6.4)	(23.8)

Total consumer loans	16,025	16,039	16,128	(.1)	(.6)

Total loans (c), (d)	$56,155	$55,600	$53,597	1.0%	4.8%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 9-30-14 vs.
	9-30-14	6-30-14	9-30-13	6-30-14	9-30-13
Commercial, financial and agricultural	$30	$181	$68	(83.4)%	(55.9)%
Real estate — commercial mortgage	725	221	608	228.1	19.2
Commercial lease financing	10	10	—	—	N/M
Real estate — residential mortgage	19	23	23	(17.4)	(17.4)

Total loans held for sale	$784	$435	$699	80.2%	12.2%

Summary of Changes in Loans Held for Sale

(in millions)

	3Q14	2Q14	1Q14	4Q13	3Q13
Balance at beginning of period	$435	$401	$611	$699	$402
New originations	1,593	978	645	1,669	1,467
Transfers from (to) held to maturity, net	—	(8)	3	1	15
Loan sales	(1,243)	(934)	(596)	(1,750)	(1,181)
Loan draws (payments), net	(1)	(2)	(262)	(8)	(4)

Balance at end of period	$784	$435	$401	$611	$699

(a)	Loan balances include $90 million, $94 million, and $96 million of commercial credit card balances at September 30, 2014, June 30, 2014, and September 30, 2013, respectively.
(b)	Commercial lease financing includes receivables of $367 million and $375 million held as collateral for a secured borrowing at September 30, 2014, and June 30, 2014, respectively. Principal reductions are based on the cash payments received from these related receivables.
(c)	At September 30, 2014, total loans include purchased loans of $143 million, of which $14 million were purchased credit impaired. At June 30, 2014, total loans include purchased loans of $151 million, of which $15 million were purchased credit impaired. At September 30, 2013, total loans include purchased loans of $176 million, of which $18 million were purchased credit impaired.
(d)	Total loans exclude loans of $2.4 billion at September 30, 2014, $4.2 billion at June 30, 2014, and $4.7 billion at September 30, 2013, related to the discontinued operations of the education lending business.

N/M = Not Meaningful

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Exit Loan Portfolio From Continuing Operations

(in millions)

	Balance Outstanding		Change 9-30-14 vs. 6-30-14	Net Loan Charge-offs		Balance on Nonperforming Status
	9-30-14	6-30-14		3Q14(c)	2Q14(c)	9-30-14	6-30-14
Residential properties — homebuilder	$11	$19	$(8)	$1	—	$10	$7
Marine and RV floor plan	7	23	(16)	—	—	5	6
Commercial lease financing (a)	1,046	1,154	(108)	(1)	$(5)	1	3

Total commercial loans	1,064	1,196	(132)	—	(5)	16	16
Home equity — Other	283	300	(17)	1	1	10	11
Marine	828	888	(60)	2	5	16	15
RV and other consumer	57	61	(4)	1	(1)	1	1

Total consumer loans	1,168	1,249	(81)	4	5	27	27

Total exit loans in loan portfolio	$2,232	$2,445	$(213)	$4	$—	$43	$43

Discontinued operations — education lending business (not included in exit loans above) (b)	$2,375	$4,162	$(1,787)	$7	$7	$9	$19

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction, and industrial leases; (2) Canadian lease financing portfolios; (3) European lease financing portfolios; and (4) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	June 30, 2014, balance includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	3Q14	2Q14	1Q14	4Q13	3Q13
Net loan charge-offs	$31	$30	$20	$37	$37
Net loan charge-offs to average total loans	.22%	.22%	.15%	.27%	.28%
Allowance for loan and lease losses	$804	$814	$834	$848	$868
Allowance for credit losses (a)	839	851	869	885	908
Allowance for loan and lease losses to period-end loans	1.43%	1.46%	1.50%	1.56%	1.62%
Allowance for credit losses to period-end loans	1.49	1.53	1.57	1.63	1.69
Allowance for loan and lease losses to nonperforming loans	200.5	205.6	185.7	166.9	160.4
Allowance for credit losses to nonperforming loans	209.2	214.9	193.5	174.2	167.8
Nonperforming loans at period end (b)	$401	$396	$449	$508	$541
Nonperforming assets at period end	418	410	469	531	579
Nonperforming loans to period-end portfolio loans	.71%	.71%	.81%	.93%	1.01%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.74	.74	.85	.97	1.08

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.
(b)	Loan balances exclude $14 million, $15 million, $16 million, $16 million, and $18 million of purchased credit impaired loans at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, and September 30, 2013, respectively.

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended			Nine months ended
	9-30-14	6-30-14	9-30-13	9-30-14	9-30-13
Average loans outstanding	$55,796	$55,611	$53,271	$55,388	$52,867

Allowance for loan and lease losses at beginning of period	$814	$834	$876	$848	$888
Loans charged off:
Commercial, financial and agricultural	12	11	15	35	44

Real estate — commercial mortgage	—	1	2	3	18
Real estate — construction	2	—	—	4	2

Total commercial real estate loans	2	1	2	7	20
Commercial lease financing	1	2	17	6	25

Total commercial loans	15	14	34	48	89
Real estate — residential mortgage	2	2	3	7	13
Home equity:
Key Community Bank	9	10	14	29	50
Other	2	3	4	8	16

Total home equity loans	11	13	18	37	66
Consumer other — Key Community Bank	7	8	8	23	24
Credit cards	9	12	9	27	25
Consumer other:
Marine	4	7	5	18	22
Other	1	—	1	2	3

Total consumer other	5	7	6	20	25

Total consumer loans	34	42	44	114	153

Total loans charged off	49	56	78	162	242
Recoveries:
Commercial, financial and agricultural	6	11	11	27	30

Real estate — commercial mortgage	2	1	10	4	20
Real estate — construction	1	1	6	16	14

Total commercial real estate loans	3	2	16	20	34
Commercial lease financing	2	4	2	8	10

Total commercial loans	11	17	29	55	74
Real estate — residential mortgage	—	1	1	2	1
Home equity:
Key Community Bank	3	1	2	7	8
Other	1	2	2	4	5

Total home equity loans	4	3	4	11	13
Consumer other — Key Community Bank	1	1	1	4	5
Credit cards	—	1	1	1	3
Consumer other:
Marine	2	2	4	7	13
Other	—	1	1	1	2

Total consumer other	2	3	5	8	15

Total consumer loans	7	9	12	26	37

Total recoveries	18	26	41	81	111

Net loan charge-offs	(31)	(30)	(37)	(81)	(131)
Provision (credit) for loan and lease losses	21	10	28	37	111
Foreign currency translation adjustment	—	—	1	—	—

Allowance for loan and lease losses at end of period	$804	$814	$868	$804	$868

Liability for credit losses on lending-related commitments at beginning of period	$37	$35	$37	$37	$29
Provision (credit) for losses on lending-related commitments	(2)	2	3	(2)	11

Liability for credit losses on lending-related commitments at end of period (a)	$35	$37	$40	$35	$40

Total allowance for credit losses at end of period	$839	$851	$908	$839	$908

Net loan charge-offs to average total loans	.22%	.22%	.28%	.20%	.33%
Allowance for loan and lease losses to period-end loans	1.43	1.46	1.62	1.43	1.62
Allowance for credit losses to period-end loans	1.49	1.53	1.69	1.49	1.69
Allowance for loan and lease losses to nonperforming loans	200.5	205.6	160.4	200.5	160.4
Allowance for credit losses to nonperforming loans	209.2	214.9	167.8	209.2	167.8
Discontinued operations — education lending business:
Loans charged off	$10	$11	$14	$34	$42
Recoveries	3	4	5	11	14

Net loan charge-offs	$(7)	$(7)	$(9)	$(23)	$(28)

(a)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	9-30-14	6-30-14	3-31-14	12-31-13	9-30-13
Commercial, financial and agricultural	$47	$37	$60	$77	$102

Real estate — commercial mortgage	41	38	37	37	58
Real estate — construction	14	9	11	14	17

Total commercial real estate loans	55	47	48	51	75
Commercial lease financing	14	15	18	19	22

Total commercial loans	116	99	126	147	199
Real estate — residential mortgage	81	89	105	107	98
Home equity:
Key Community Bank	174	178	188	205	198
Other	10	11	11	15	13

Total home equity loans	184	189	199	220	211
Consumer other — Key Community Bank	2	2	2	3	2
Credit cards	1	1	1	4	4
Consumer other:
Marine	16	15	15	26	25
Other	1	1	1	1	2

Total consumer other	17	16	16	27	27

Total consumer loans	285	297	323	361	342

Total nonperforming loans (a)	401	396	449	508	541
Nonperforming loans held for sale	—	1	1	1	13
OREO	16	12	12	15	15
Other nonperforming assets	1	1	7	7	10

Total nonperforming assets	$418	$410	$469	$531	$579

Accruing loans past due 90 days or more	$71	$83	$89	$71	$90
Accruing loans past due 30 through 89 days	340	274	267	318	288
Restructured loans — accruing and nonaccruing (b)	264	266	294	338	349
Restructured loans included in nonperforming loans (b)	136	142	178	214	228
Nonperforming assets from discontinued operations — education lending business	9	19	20	25	23
Nonperforming loans to period-end portfolio loans	.71%	.71%	.81%	.93%	1.01%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	.74	.74	.85	.97	1.08

(a)	Loan balances exclude $14 million, $15 million, $16 million, $16 million, and $18 million of purchased credit impaired loans at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, and September 30, 2013, respectively.
(b)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	3Q14	2Q14	1Q14	4Q13	3Q13
Balance at beginning of period	$396	$449	$508	$541	$652
Loans placed on nonaccrual status	109	79	98	129	161
Charge-offs	(49)	(56)	(57)	(66)	(78)
Loans sold	—	(21)	(3)	(19)	(61)
Payments	(13)	(17)	(21)	(46)	(43)
Transfers to OREO	(7)	(4)	(3)	(5)	(2)
Loans returned to accrual status	(35)	(34)	(73)	(26)	(88)

Balance at end of period (a)	$401	$396	$449	$508	$541

(a)	Loan balances exclude $14 million, $15 million, $16 million, $16 million, and $18 million of purchased credit impaired loans at September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013, and September 30, 2013, respectively.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	3Q14	2Q14	1Q14	4Q13	3Q13
Balance at beginning of period	$1	$1	$1	$13	$14
Net advances / (payments)	—	—	—	(1)	(1)
Loans sold	(2)	—	—	(11)	—
Valuation adjustments	1	—	—	—	—

Balance at end of period	—	$1	$1	$1	$13

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	3Q14	2Q14	1Q14	4Q13	3Q13
Balance at beginning of period	$12	$12	$15	$15	$18
Properties acquired — nonperforming loans	7	4	3	5	2
Valuation adjustments	(1)	(1)	(1)	—	(1)
Properties sold	(2)	(3)	(5)	(5)	(4)

Balance at end of period	$16	$12	$12	$15	$15

KeyCorp Reports Third Quarter 2014 Profit

October 15, 2014

Line of Business Results

(dollars in millions)

						Percent change 3Q14 vs.
	3Q14	2Q14	1Q14	4Q13	3Q13	2Q14	3Q13
Key Community Bank
Summary of operations
Total revenue (TE)	$559	$554	$546	$567	$584	.9%	(4.3)%
Provision (credit) for loan and lease losses	31	23	9	32	24	34.8	29.2
Noninterest expense	437	445	440	468	453	(1.8)	(3.5)
Net income (loss) attributable to Key	57	54	61	42	67	5.6	(14.9)
Average loans and leases	30,103	30,034	29,797	29,597	29,498	.2	2.1
Average deposits	50,302	50,230	49,910	50,493	49,732	.1	1.1
Net loan charge-offs	28	33	28	31	27	(15.2)	3.7
Net loan charge-offs to average total loans	.37%	.44%	.38%	.42%	.36%	N/A	N/A
Nonperforming assets at period end	$338	$331	$357	$396	$383	2.1	(11.7)
Return on average allocated equity	8.45%	7.97%	8.83%	5.78%	9.02%	N/A	N/A
Average full-time equivalent employees	7,573	7,569	7,698	7,845	8,029	.1	(5.7)

Key Corporate Bank
Summary of operations
Total revenue (TE)	$395	$390	$386	$405	$379	1.3%	4.2%
Provision (credit) for loan and lease losses	(5)	—	(1)	(10)	12	N/M	N/M
Noninterest expense	212	203	194	210	203	4.4	4.4
Net income (loss) attributable to Key	119	119	122	133	106	—	12.3
Average loans and leases	22,700	22,353	21,440	20,334	19,946	1.6	13.8
Average loans held for sale	481	429	429	668	422	12.1	14.0
Average deposits	17,310	16,042	15,714	17,286	16,044	7.9	7.9
Net loan charge-offs	—	(2)	(14)	2	6	N/M	N/M
Net loan charge-offs to average total loans	—	(.04)%	(.26)%	.04%	.12%	N/A	N/A
Nonperforming assets at period end	$20	$22	$53	$55	$111	(9.1)	(82.0)
Return on average allocated equity	29.71%	33.45%	34.12%	34.15%	26.89%	N/A	N/A
Average full-time equivalent employees	1,945	1,888	1,866	1,842	1,891	3.0	2.9

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful